Exhibit (c)(viii)

PROJECT ASTERIX Discussion Materials August 2022

BMO Capital Markets

# Precedent Copper Transactions

*Includes Copper Transactions Greater than US$1.0 bn since 2010*



RT Offer at C$40
Producer Transactions
Developer Transactions
Developer Median 1.04x
Producer Median 1.17x
Implied TRQ Share Price Based on Model NAV (C$)
Mitsubishi - 24.5% AA Sur (Anglo American) 1.76x $105.45
Jinchuan - Metorex 1.42x $85.20
Sumitomo - 13% Morenci (Freeport) 1.36x $81.50
Barrick Gold - Equinox Minerals 1.33x $79.68
Nova Resources - KAZ Minerals 1.29x $77.45
BHR Partners - 24% Tenke Fungurume (Lundin) 1.21x $72.52
China Moly - 56% Tenke Fungurume (Freeport) 1.21x $72.50
Lundin - 80% Candelaria (Freeport) 1.18x $70.49
Antofagasta - 50% Zaldivar (Barrick) 1.17x $70.22
Sandfire - MATSA (Mubadala & Trafigura) 1.16x $69.46
Equinox Minerals - Citadel 1.14x $68.11
South32 - Sierra Gorda (Sumitomo) 1.11x $66.66
BHP - OZ Minerals 1.09x $65.31
Metals Acquisition Corp - CSA Copper Mine (Glencore) 1.07x $64.13
MMG-led Consortium - Las Bambas (Glencore) 1.04x $62.04
Glencore - Mutanda Mining 0.99x $59.40
Minmetals Resources - Anvil 0.99x $59.09
Zijin Resources - Nevsun Resources 0.93x $55.45
First Quantum - Inmet 0.89x $53.14
Guangdong Rising - PanAust 0.81x $48.53
Rio Tinto - Turquoise Hill (Street) 0.73x
KGHM Polska - Quadra FNX 0.70x $41.96
Rio Tinto - Turquoise Hill (Model) 0.67x

Source: Company filings, FactSet, street research
Note: Excludes merger of equals transactions.
Note: Medians exclude Rio Tinto - Turquoise Hill and BHP - OZ Minerals.

1

PROJECT ASTERIX

BMO Capital Markets

# Rio Tinto Broker Valuation Methodologies

## VALUATION METHODOLOGIES

| Broker *(name)* *(report date)* | Valuation Methodology | Discount Rate *(%)* |
|---|---|---|
| **BMO** (23-Aug-22) | • 1.1x NPV | 10.0% |
| **Bank of America** (16-Aug-22) | • 0.9x NPV | n.a. |
| **Morgan Stanley** (15-Aug-22) | • 50% weighting on 1.0x NPV<br>• 50% weighting on 6.5x EV / Avg. '22-24E EBITDA | 8.9% |
| **Macquarie** (10-Aug-22) | • 50% weighting on NPV<br>• 50% weighting on 5.0x EV / EBITDA | 11.5%[1] |
| **Barclays** (28-Jul-22) | • 1.1x NPV | 7.5% |
| **Credit Suisse** (28-Jul-22) | • 50% weighting on 1.0x NPV<br>• 50% weighting on 4.0x EV / '23E EBITDA | 9.0% |

| Broker *(name)* *(report date)* | Valuation Methodology | Discount Rate *(%)* |
|---|---|---|
| **Citi** (27-Jul-22) | • 50% weighting on NPV<br>• 50% weighting on EV / '24E EBITDA | 7.3% |
| **RBC** (27-Jul-22) | • 1.15x NPV<br>• 6.5x EV / EBITDA | n.a. |
| **JP Morgan** (27-Jul-22) | • 50% weighting on 1.0x NPV<br>• 50% weighting on 5.5x EV / '24E EBITDA | 10.0% |
| **Jefferies** (27-Jul-22) | • NPV | n.a. |
| **UBS** (27-Jul-22) | • 50% weighting on 0.9x NPV<br>• 50% weighting on 5.5x EV / EBITDA | 10.0% |
| **Berenberg** (15-Jul-22) | • 1.0x NPV<br>• 5.2x EV / EBITDA | n.a. |

## RIO TINTO ABILITY TO PAY

| | | | Low | High |
|---|---|---|---|---|
| **NAV per Share (NAV Approach)** | 1.0x P / NAV Multiple \| 7.5% - 10.0% Discount Rate | (C$ / sh.) | **$59.91** | **$77.77** |
| **Implied Share Price (EBITDA Approach)**[2,3] | 2025E EBITDA Multiple: 5.0x - 6.5x | (C$ / sh.) | **$35.93** | **$47.40** |
| **Average Implied TRQ Equity Value per Share** | | (C$ / sh.) | **$47.92** | **$62.58** |

Source: Company filings, street research, Turquoise Hill Internal Model at street consensus pricing
Note: Broker reports on Rio Tinto Plc.
1. Nominal discount rate.
2. Discounted to 30-Jun-22 at 8.5% (Low) and 7.5% (High) discount rates. 2025E EBITDA based on 2023E pricing for consistency when applying NTM EBITDA multiple.
3. Assumes US$1,050 mm equity issuance.

2

PROJECT ASTERIX

Bid Continuum Offer Price (C$/sh) Transaction Metrics Turquoise Hill C$40.00 C$42.00 C$44.00 C$46.00 C$48.00 C$50.00 Benchmark Implied Offer Metrics Implied Premium / (Discount) - Spot (%) C$30.19 32.5% 39.1% 45.7% 52.4% 59.0% 65.6% - Unaffected Price (%) C$25.68 55.8% 63.6% 71.3% 79.1% 86.9% 94.7% - To HUSP (%) C$17.72 125.7% 137.0% 148.3% 159.6% 170.9% 182.2% Implied Bid Bump by Rio Tinto (%) C$34.00 17.6% 23.5% 29.4% 35.3% 41.2% 47.1% Implied Equity Value (49%) (US$ mm) $2,308 $3,058 $3,211 $3,363 $3,516 $3,669 $3,822 Implied Enterprise Value (49%) (US$ mm) $3,034 $4,170 $4,401 $4,633 $4,865 $5,096 $5,328 Implied Purchase Multiples P/NAV (Model) (ratio) 0.50x 0.67x 0.70x 0.73x 0.77x 0.80x 0.83x Rio Tinto Metrics Pro Forma Net Leverage (Net Debt/2022E EBITDA) (ratio) 0.19x 0.20x 0.20x 0.21x 0.21x 0.22x (1) NAVPS (Model) - Acc / (Dil) (%) $46.25 1.2% 1.1% 1.0% 0.9% 0.7% 0.6% (1,2) (%) 2025E CFPS (Model) - Acc / (Dil) $9.14 4.6% 4.6% 4.6% 4.6% 4.6% 4.6% (3) RT Broker Methodology - Premium Over Offer (%) C$55.25 38.1% 31.6% 25.6% 20.1% 15.1% 10.5% (1,4) Return on Investment (%) 14.6% 14.0% 13.4% 12.9% 12.4% 12.0% (1) Payback Years (years) 7.2 7.3 7.5 7.7 7.8 8.0 Implied IRR To Future Standalone Range - C$50.00 (%) C$50.00 9.3% 7.2% 5.2% 3.4% 1.6% -- - C$55.00 (%) C$55.00 13.5% 11.4% 9.3% 7.4% 5.6% 3.9% - C$60.00 (%) C$60.00 17.6% 15.3% 13.2% 11.2% 9.3% 7.5% - C$65.00 (%) C$65.00 21.4% 19.0% 16.8% 14.8% 12.9% 11.0% - C$70.00 (%) C$70.00 25.0% 22.6% 20.3% 18.2% 16.2% 14.4% (5) Implied LT Copper Price (8% Discount Rate) (US$/lb) $2.12 $2.20 $2.29 $2.38 $2.46 $2.53 3 Source: BMO Equity Research model, company filings, FactSet, Turquoise Hill Internal Model at 4. Rio Tinto has publicly stated a 15% IRR hurdle rate requirement. street consensus pricing, street research 5. Assumes P/NAV of 1.0x.

MI 61-101 Precedents with Offer Value Below Formal Valuation Range 4 Source: Company filings, FactSet, public disclosure, The Globe and Mail

Disclaimer These materials are confidential and proprietary to, and may not be reproduced, disseminated or referred to, in whole or in part without the prior consent of BMO Capital Markets. These materials have been prepared exclusively by BMO Capital Markets’ Investment and Corporate Banking Department for the individual to whom such materials are delivered and may not be used for any purpose other than as authorized in writing by BMO Capital Markets. These materials are not a product of BMO Capital Markets’ Research Department. The views of the Investment Banking and Corporate Banking Department may differ from those of the Research Department. BMO Capital Markets assumes no responsibility for verification of the information in these materials, and no representation or warranty is made as to the accuracy or completeness of such information. BMO Capital Markets assumes no obligation to correct or update these materials. These materials do not contain all information that may be required to evaluate, and do not constitute a recommendation with respect to, any transaction or matter. Any recipient of these materials should conduct its own independent analysis of the matters referred to herein. If these materials contain a summary of indicative financing terms and conditions, they should be viewed as an outline intended for discussion purposes only and are subject to the completion of due diligence by, and internal credit and other committee approvals of, BMO Capital Markets. It should not in any way be viewed or relied upon as a commitment by BMO Capital Markets or any other entity to extend credit. If provided, (a) the information provided in such materials is for the confidential use of the borrower and may not, without the prior written consent of BMO Capital Markets, be permitted to be disclosed to any other party other than the borrower’s employees, attorneys and financial advisors (but not commercial lenders) with a need to know the same, (b) the proposal in such materials is subject to there being no material disruption of the banking and capital markets that, in BMO Capital Market’s reasonable opinion, adversely impacts in any material respect pricing or availability of credit, and (c) BMO Capital Markets shall be entitled, in consultation with the borrower, to change the structure, terms and pricing (both fees and spreads) of the proposed financing described herein. BMO Capital Markets does not provide tax, accounting or legal advice. Any discussion of tax matters in these materials (i) is not intended to be used, and cannot be used or relied upon, for the purposes of avoiding any tax penalties and (ii) may have been written in connection with the “promotion or marketing” of the transaction or matter described herein. Accordingly, the recipient should seek advice based on its particular circumstances from an independent tax advisor. BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorised and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorised and regulated by the Financial Conduct Authority) in the UK and Australia. “Nesbitt Burns” is a registered trademark of BMO Nesbitt Burns Inc., used under license. “BMO Capital Markets” is a trademark of Bank of Montreal, used under license. “BMO (M-Bar roundel symbol)” is a registered trademark of Bank of Montreal, used under license. ® Registered trademark of Bank of Montreal in the United States, Canada and elsewhere. ™ Trademark of Bank of Montreal in the United States and Canada. All values in this document are in US$ unless otherwise specified